Exhibit 4.1

NUMBER		UNITS

[WAC]-U

SEE REVERSE FOR CERTAIN DEFINITIONS	WATTLES ACQUISITION CORP.
CUSIP [ ]

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO
PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of

Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Wattles Acquisition Corp., a Delaware corporation (the “Company”), and one warrant (a “Warrant”).  Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment).  Each Warrant will become exercisable on the later of (i) [                  ], 2009 [one year following the date of the final prospectus], and (ii) the Company’s completion of a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, and will expire unless exercised before 5:00 p.m., Eastern Standard Time, on [                  ], 2012 [four years following the date of final prospectus] or earlier upon redemption. The Common Stock and Warrants comprising the Units will begin separate trading ten days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.  The terms of the Warrants are governed by a Warrant Agreement, dated as of [                  ], between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 6201-15th Avenue, Brooklyn, New York 11219, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By		Wattles Acquisition Corp. CORPORATE THE STATE OF DELAWARE
	Chief Executive Officer	SEAL	Secretary
2007

Countersigned

Transfer Agent and Registrar

Wattles Acquisition Corp.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                                                                             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said

Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event that the Corporation is liquidated because it does not consummate a business combination or the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Corporation.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.